Exhibit (h)(5)

                  Letter Agreement adding Citizens Value Fund
                        to the Transfer Agency Agreement

                                                                  Exhibit (h)(5)
                                 CITIZENS FUNDS
                                230 Commerce Way
                                    Suite 300
                              Portsmouth, NH 03801

                               September 21, 2001

BISYS Funds Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-8012

         Re: Citizens Funds - Transfer Agency and Service Agreement

Ladies and Gentlemen:

         This letter serves as notice that Citizens Value Fund (the "Fund"), is added to the list of series to which BISYS Funds Services Ohio, Inc. ("BISYS") renders services as transfer agent pursuant to the terms of the Transfer Agency Agreement dated as of October 18, 2000 (the "Agreement") between Citizens Funds and BISYS.

         Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                            CITIZENS FUNDS

                                            By:    John L. Shields
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------

Acknowledgment:

BISYS FUND SERVICES, INC.

By:    William Tomko
       ---------------------------------

Title: President
       ------------------------------------------